EXHIBIT 10.2






           GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES

                     DEFERRED COMPENSATION PLAN



                     Effective October 31, 2005

                         TABLE OF CONTENTS




                                                            Page
ARTICLE I     INTRODUCTION                                    1

ARTICLE II    DEFINITIONS AND CONSTRUCTION                    1

ARTICLE III   ELIGIBILITY AND PARTICIPATION                   4

ARTICLE IV    CONTRIBUTIONS AND BENEFITS                      5

ARTICLE V     ACCOUNTS AND VALUATION                          6

ARTICLE VI    PAYMENT OF BENEFITS                             7

ARTICLE VII   PARTICIPANTS' VESTED INTERESTS                 11

ARTICLE VIII  ADMINISTRATION OF THE PLAN                     11

ARTICLE IX    CLAIMS REVIEW PROCEDURE                        11

ARTICLE X     LIMITATION ON ASSIGNMENT; PAYMENTS
              TO LEGALLY INCOMPETENT DISTRIBUTEE;
              CORRECTIONS                                    12

ARTICLE XI    AMENDMENT, MERGER AND TERMINATION              13

ARTICLE XII   GENERAL PROVISIONS                             14



            GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
                      DEFERRED COMPENSATION PLAN

                              ARTICLE I

                            INTRODUCTION

     Giant Industries, Inc. and Affiliated Companies (the "Company") hereby establishes the Giant Industries, Inc. and Affiliated
Companies Deferred Compensation Plan (the "Plan" or the "DCP"). The purpose of the Plan is to provide members of the Company's management team and members of the Board of Directors with the opportunity to defer compensation to future years.

     The Plan is effective as of October 31, 2005 (the "Effective
Date").

     It is the intention of the Company that Participants in the Plan shall in all cases be part of a select group of management or highly compensated employees, or non-employee members of the Board of Directors, of the Company or any of its Affiliates who have adopted the Plan, because it is the intention of the Company that the Plan be eligible for exemption under Parts 2, 3 and 4, and subject to the limited reporting and disclosure requirements applicable to such plans under Part 1, of Subtitle B of Title I of the Employee Retirement Income Security Act ("ERISA"), pursuant to ERISA Sections 3(36), 4(b)(5), 201(2), 201(7), 301(a)(3), 301(a)(9)
and 401(a)(1) and the U. S. Department of Labor regulations. It is the intention of the Company that the Plan satisfy the requirements of section 409A of the Internal Revenue Code of 1926, as amended (the "Code") and the regulations thereunder. It is also the intention of the Company that the Plan at all times shall be unfunded and that any Participant's rights under the Plan be at all times those of a general creditor of the Company only. The Plan shall be interpreted and administered in accordance with these intentions.

     Subject to the rights and benefits expressly fixed by the terms of the Plan, the Company intends that the Plan may be amended or terminated and that benefits may be reduced or eliminated as the Board of Directors of the Company determines from time to time and that individual's rights may be altered.

                              ARTICLE II

                    DEFINITIONS AND CONSTRUCTION

2.1  DEFINITIONS.

     When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Section 2.1. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

     (a) "Account" means the balance credited for the benefit of a Participant or a Beneficiary on the records of the Plan, including credits for Participant or Company contributions and deemed income, gains, losses, and expenses as determined by the Plan Administrator in its discretion. The Plan Administrator shall update the value of each Participant's Account as of each Valuation Date and shall provide each Participant with a statement of the value of his Account as soon as administratively feasible after each Valuation Date.

     (b) "Administrative Committee" or "Committee" means the committee appointed as Plan Administrator.

     (c) "Affiliate" means (1) a corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is Giant Industries, Inc., (2) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control with Giant Industries, Inc., and (3) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with Giant Industries, Inc. or which is otherwise required to be aggregated with Giant Industries, Inc. pursuant to Code Section 414(o).

     (d) "Beneficiary" means the person or trust that a Participant, in his most recent written designation filed with the Plan Administrator in accordance with Article V, shall have designated to receive his benefit under the Plan in the event of his death.

     (e) "Board of Directors" or "Board" means the Board of Directors of Giant Industries, Inc.

     (f)  "Cash Balance Plan" means the Giant Yorktown Cash Balance
Plan.

     (g) "Change of Control" means a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A and the regulations thereunder.

     (h) "Code" means the Internal Revenue Code, as amended from time to time. Where the context so requires, a reference to a particular provision of the Code shall be deemed to refer to the applicable successor provision.

     (i) "Company" means Giant Industries, Inc., and any successor business which shall maintain this Plan. In addition, where the context is appropriate, the term "Company" shall include any Participating Employer which has adopted this Plan.

     (j) "Company Contribution" means a contribution by the Company under Section 4.3.

     (k) "Compensation" shall, in the case of an employee of the Company, have the meaning ascribed thereto under the 401(k) Plan, but without regard to the limitations of section 401(a)(17) of the Code, and in the case of a non-employee member of the Board, shall mean earnings for his service as a member of the Board. The amount of Compensation shall be determined before reduction on account of a Deferral to the Plan.

     (l) "Deferral" means a contribution by a Participant to the Plan under Section 4.1 or 4.2.

     (m) "Disabled" means "disabled" as defined in section 409A of the Code.

     (n)  "Effective Date" means October 31, 2005.

     (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Where the context so requires, a reference to a particular section of the Act shall be deemed to refer to the applicable successor provision.

     (p) "Excess Compensation" means Compensation in excess of the limits of section 401(a)(17) of the Code.

     (q)  "401(k) Plan" means the Giant Industries, Inc. &
Affiliated Companies 401(k) Plan.

     (r) "Normal Retirement Age" means age 55 and three years of vesting service, as vesting service is defined in the 401(k) Plan.

     (s) "Participant" means any employee of the Company or a Participating Employer selected for participation pursuant to
Article III, or any member of the Board who participates in the Plan.

     (t) "Participating Employer" means an Affiliate of the Company which has adopted the Plan.

     (u)  "Plan" or "DCP" means the Giant Industries, Inc. and
Affiliated Companies Deferred Compensation Plan, as set forth in this document and as it may be amended from time to time.

     (v) "Plan Administrator" means the Administrative Committee appointed from time to time by the Board of Directors, which shall serve as the "named fiduciary" for the Plan as that term is defined under ERISA, and the members of which shall acknowledge their service as fiduciaries in writing or by executing this Plan. If the Board of Directors shall fail to appoint an Administrative Committee, the Plan Administrator and the "named fiduciary" shall be the Board of Directors.

     (w) "Plan Year" means the twelve (12) month period ending on December 31, provided that the initial Plan Year shall be the period commencing on October 31, 2005 and ending on December 31, 2005.

2.2  CONSTRUCTION.

     The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. The term "delivered to the Plan Administrator," as used in the Plan, shall include delivery to a person or person designated by the Plan Administrator for the disbursement and receipt of administrative forms. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the state of Arizona to the extent that such laws are not preempted by ERISA.

                            ARTICLE III

                  ELIGIBILITY AND PARTICIPATION

3.1  GENERAL.

     Participation in the Plan shall be limited to (a) non-employee members of the Board, and (b) a select group of management or highly compensated employees of the Company. The Board shall select individuals employed by the Company for participation in the Plan. The Board's selections shall be made in its sole discretion and shall be final and binding for all purposes under this Plan. For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees. As a result, before selecting an individual for participation in the Plan, the Board shall assure itself that the individual is properly includible in one or both of these categories. The selection of an individual for participation in the Plan must be made in a written instrument signed by a member of the Board or a designee and delivered to the individual. Oral designations shall not be permitted and any purported oral designation shall be void.

3.2  DISCONTINUANCE OF PARTICIPATION.

     Once an individual is designated as a Participant, he will continue as such for all future Plan Years during which he is actively employed by the Company unless and until the Board specifically acts to discontinue his participation. The Board may discontinue a Participant's participation in the Plan at any time for any or no reason in a written instrument signed by a delegate of the Board and delivered to the individual. If a Participant's participation is discontinued, he will no longer be eligible to receive additional benefits pursuant to Article IV. A discontinued Participant shall, however, continue to be entitled to receive payments of benefits accrued prior to his discontinuance of participation in accordance with Article VI.

3.3  DELEGATION OF AUTHORITY.

     The Board may delegate to an officer of the Company its authority under the Article III to select an individual for participation in the Plan or to discontinue such participation.

                           ARTICLE IV

                   CONTRIBUTIONS AND BENEFITS


4.1  DEFERRALS

     Effective for the Plan Year beginning on or after October 31, 2005 (January 1, 2006 in the case of a non-employee member of the Board), each Participant may elect to defer receipt of a portion of his Compensation for services after the Deferral election. In the case of a Participant who is an employee, the Deferral may not exceed sixty percent (60%) of Participant's Compensation; provided, that for the Plan Year October 31, 2005 to December 31, 2005, such Participant may elect to defer up to one hundred percent (100%) of his Compensation for services after the Deferral election, less deductions required by law to be withheld for Social Security and Medicare taxes or other purposes and any pre-tax or after-tax contributions to any employee benefit plan of the Company; and provided, that such Participant may elect to defer up to one-sixth (1/6) of the discretionary bonus with respect to 2005 if the Deferral election is made no later than October 31, 2005. A Participant who is a non-employee member of the Board may elect to defer up to one hundred percent (100%) of his Compensation for services after the Deferral election.

4.2  ELECTIVE DEFERRAL ELECTION

     For each Plan Year, a Participant may make an election described in Section 4.1 by filing an election form with the Administrative Committee within a reasonable period of time, as specified by the Committee, before the beginning of the Plan Year to which the Deferral election applies. For initial years of eligibility after 2005, however, the Committee shall accept a Deferral election made within thirty (30) days of the date the Participant first became eligible to defer, which shall be effective for Compensation for services after the Deferral election. In addition, the Committee may adopt procedures to accept a Deferral election to defer compensation from the Participant's performance based compensation up to six (6) months prior to the end of the performance period of at least twelve (12) months, in accordance with section 409A of the Code and the regulations thereunder.

4.3  CONTRIBUTIONS BY THE COMPANY.

     The Company shall contribute to the Plan for any Participant who is an employee such amounts as the Board of Directors shall determine from year to year in its sole discretion. The amount to be contributed, if any, for such Participant for each Plan Year shall be evidenced in duly executed written resolutions of the Board.

     The Company may in its sole discretion, make contributions of the following types, among others:

     (a) Matching Contributions. The Company may match Deferrals to the Plan under the employer matching formula applicable to the Participant under the Giant Industries, Inc. & Affiliated Companies 401(k) Plan, except that for purposes of determining the match, only Excess Compensation shall be taken into account. In addition, the Company may allocate a matching contribution equal to the excess of
(a) the matching contribution the Participant would have been allocated under the 401(k) Plan had he not made a Deferral to the Plan, minus (b) the maximum matching contribution the Participant could be allocated under the 401(k) Plan after the reduction of compensation under the 401(k) Plan on account of the Deferral.

     (b) Additional Employer Contribution. The Company may contribute an amount equal to the product of (1) the percentage of any additional employer contribution made on the Participant's behalf under the 401(k) Plan with regard to Compensation that does not exceed the limit of section 401(a)(17) of the Code, multiplied by (2) the Participant's Excess Compensation. In addition, the Company may allocate an additional employer contribution equal to the excess of (a) the additional employer contribution, if any, the Participant would have been allocated under the 401(k) Plan had he not made a Deferral to the Plan, minus (b) the additional employer contribution he is allocated under the 401(k) Plan.

     (c) Pay Credits. The Company may contribute an amount equal to the pay credits the Participant would have accrued under the Giant Yorktown Cash Balance Plan, if the Participant is employed by Giant Yorktown and otherwise eligible to participate in the Cash Balance Plan, but is not permitted to accrue a benefit for the Plan Year under the Cash Balance Plan.

     (d) Other. The Company may make a contribution allocated to Participants on any other basis in its sole discretion.



                            ARTICLE V

                     ACCOUNTS AND VALUATION

5.1  ESTABLISHMENT OF ACCOUNT

     The Administrative Committee shall open and maintain a separate Account for each Participant. Such Account shall be credited with all Deferrals and Company Contributions for the Participant.

5.2  DEEMED INVESTMENT

     (a) Amounts credited to a Participant's Account shall be deemed to be invested according to his investment direction in one or more hypothetical investment funds designated by the Committee. The amounts in the Participant's Account shall be adjusted as if they had actually been invested in the hypothetical investment funds in accordance with Participant's investment direction.

     (b) The Company shall be under no obligation to invest amounts corresponding to any hypothetical investment options chosen by Participants. Any such allocation to any Account shall be made solely for the purpose of determining the value of such account under the Plan.

5.3  INVESTMENT DIRECTION.

     A Participant shall direct that his Deferrals and Company
Contributions be allocated, in multiples of one percent, to deemed investments in any or all of the hypothetical investment funds.

5.4  CHANGES IN INVESTMENT DIRECTION.

     A Participant may make investment direction or changes in investment direction in accordance with the rules and procedures established by the Committee.

5.5  MANNER OF DEEMED INVESTMENT.

     For purposes of the hypothetical investment under Section 5.2, Deferrals and Company Contributions shall be considered to be invested on the date the recordkeeper of the Plan records them as so invested. The Committee may adopt or modify procedures to value Accounts, including the determination of the dates as of which Accounts are valued for purposes of determining distribution amounts.



                             ARTICLE VI

                        PAYMENT OF BENEFITS

6.1  NORMAL RETIREMENT.

     (a) A Participant shall, no later than the time of his initial Deferral election, elect whether to receive the remainder of his vested Account, upon distribution after his separation from service on or after Normal Retirement Age, in the form of a lump sum or annual installments paid over a period selected by the Participant up to twenty (20) years. If the Participant has not made any initial Deferral election, the election as to form of payment must be made within thirty (30) days after the date of first becoming a Participant as an employee of the Company. The amount of each annual installment shall be calculated by dividing the vested Account balance by the number of remaining installments. Subject to
Section 6.3, a lump sum benefit shall be paid within sixty (60) days after the Participant's separation of service, and distribution of benefits in the form of installments shall begin within sixty (60) days after the close of the Plan Year in which the Participant separates from service.

     (b) The Participant may make a subsequent election to further defer his distribution date or change the form of benefit (except a change that shortens the installment period), if (1) the election does not take effect for at least twelve (12) months, and
(2) the initial distribution date is rescheduled at least five (5) years from the date the distribution would have otherwise been made. Subsequent elections that accelerate the distribution date are prohibited. Any election to change the distribution date or change the form of distribution that violates Code section 409A or the regulations thereunder is deemed void and the prior payment election shall remain in force.

6.2  SEPARATION FROM SERVICE BEFORE NORMAL RETIREMENT

     Except in the case of death or disability, if a Participant separates from service before Normal Retirement Age, the remainder of his vested Account shall be paid to him in a lump sum within sixty (60) days after the separation from service.

6.3  KEY EMPLOYEES

     Notwithstanding any other provisions of the Plan, if the Participant is a key employee, the distribution on account of separation of service shall not begin until six (6) months after such separation of service, all in accordance with and within the meaning of section 409A of the Code and the regulations thereunder.



6.4  IN-SERVICE ELECTION.

     (a) A Participant may, at the time of each annual Deferral election, elect to receive, before his separation from service, the portion of his vested Account attributable to such annual Deferrals in a Plan Year that begins at least one full Plan Year after the close of the Plan Year of the Deferrals. Such distribution shall be paid within sixty (60) days after the beginning of the designated Plan Year. If the Participant dies or separates from service, or if there is a Change in Control, before a scheduled distribution under this Section 6.4, distribution of the remainder of the vested Account shall be made no later than required by Section 6.1, 6.2, 6.3, 6.5, 6.7, or 6.8, whichever is applicable.

     (b) The Participant may make a subsequent election to further defer the distribution date designated under subsection (a), if (1) the election does not take effect for at least twelve (12) months, (2) the election is made at least one year before the Plan Year in which the distribution is scheduled to take place, and (3) the distribution date is rescheduled at least five (5) years from the date the distribution was previously scheduled. Subsequent elections that accelerate the distribution are prohibited. Any election to change the distribution date that violates Code section 409A and the regulations thereunder is deemed void and the prior election shall remain in force.

6.5  DISABILITY

     A Participant who is determined by the Committee to be Disabled shall receive the remainder of his vested Account balance in the form of a lump sum within sixty (60) days after the Committee determines that he has separated from service; provided, that if the Participant has attained his Normal Retirement Age at the time he is determined to be Disabled, his vested Account shall be paid in the form and at the time elected in Section 6.1.

6.6  UNFORESEEABLE EMERGENCIES

     In accordance with procedures established by the Committee, a Participant may receive a distribution upon the occurrence of an "unforeseeable emergency" as defined in section 409A of the Code and the regulations thereunder. In the event of a distribution from the Plan on account of an unforeseeable emergency, or a hardship distribution under the 401(k) Plan, a Participant's Deferral election shall be cancelled for the remainder of the Plan Year. The Participant may, under Section 4.1, make a Deferral election with respect to the next Plan Year, but such Deferral election may only apply to Compensation beginning no less than six (6) months following the distribution from the Plan on account of the unforeseeable emergency or the hardship distribution from the 401(k) Plan.



6.7  CHANGE IN CONTROL.

     In the event of a Change in Control, the Participant shall receive the remaining amount in his vested Account in a lump sum within sixty (60) days after the Change in Control, if and only if the Participant has made such an election at the time of his initial Deferral election (or, if earlier, thirty (30) days after becoming a Participant).

6.8  DEATH BENEFITS.

     If the Participant dies prior to the commencement of distribution of his benefits, his Beneficiary shall receive a benefit equal to the balance of the Participant's vested Account. If the Participant dies after commencement of distribution of his vested Account, his Beneficiary shall receive the remaining vested Account balance as soon as administratively practicable. The Company may in its sole discretion, provide an additional death benefit, the amount of which may be determined by the Company and reflected in a schedule to the Plan.

6.9  BENEFICIARY DESIGNATIONS.

     Each Participant from time to time may designate any person or person (who may be named contingently or successively) to receive benefits payable under the Plan upon or after the Participant's death, on forms supplied by and delivered to the Plan Administrator. Such designation may be changed from time to time by the Participant by filing a new designation with the Plan Administrator. Each designation will revoke all prior designations by the same Participant and shall be effective only when filed in writing with the Plan Administrator during the Participant's lifetime. Any designation in favor of the former spouse of a Participant, shall automatically be deemed to be revoked by the entry of a decree of divorce in any domestic relations proceeding, unless the Participant shall affirmatively rename the former spouse as a Beneficiary in a designation filed with the Plan Administrator after the date of the decree of divorce. The designation of a Beneficiary other than the spouse of the Participant shall be effective only if the Participant's spouse has consented in writing before a notary public.

     There shall be no liability on the part of the Company or the Plan Administrator with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in its possession. If no Beneficiary is designated or if no Beneficiary is living when benefits become payable, the Beneficiary shall be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's vested Account, then the Beneficiary shall be the estate of the Participant.

6.10  PAYMENT OF TAXES.

     A Participant shall be responsible for the payment of any state or federal taxes due from him arising out of, or in any way related to, this Plan, including, but not limited to, any taxes due on the economic benefits received by a Participant under this Plan, as determined in accordance with the rulings and regulations of the Internal Revenue Service. The Company shall annually furnish to each Participant a statement of the amount of income reportable by the Participant for federal and state income tax purposes. The Company shall not be liable for any actual or potential tax consequences to any Participant arising out of, or in any way related to, this Plan.

6.11  WITHHOLDING.

     The Company is authorized to withhold from any payments called for by this Plan all withholding and other taxes due to the federal and any state governments and to take such other action as the Company may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other liabilities relating to any payment.

6.12  SECTION 162(M)

     Notwithstanding any other provision of the Plan, if the Committee determines that the Company's deduction for a payment under the Plan would be limited or eliminated under section 162(m) of the Code and the regulations thereunder, the payment shall be delayed until the earliest date that the Committee determines that the deduction of the payment of the amount will not be limited or eliminated by section 162(m)) of the Code and the regulations thereunder.

                            ARTICLE VII

                  PARTICIPANTS' VESTED INTERESTS

     Each Participant shall have a fully vested and non-forfeitable interest in the portion of his Account attributable to his Deferrals. Unless otherwise specified by the Board, the Participant shall have the same vested percentage in the portion of his Account attributable to the matching contributions and additional employer contributions under Section 4.3(a)-(b) as he does in his corresponding accounts in the 401(k) Plan, and shall have the same vested percentage in the portion of his Account attributable to his pay credits under Section 4.3(c) as he does in his accrued benefit in the Cash Balance Plan. The vested portion of the portion of his Account attributable to any other contributions shall be as determined by the Board. If a Participant separates from service before becoming fully vested in his Account, the unvested portion shall be forfeited.

                            ARTICLE VIII

                    ADMINISTRATION OF THE PLAN


8.1  POWERS OF THE COMMITTEE.

     The Administrative Committee has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the requirements of ERISA. In addition to the powers and authorities expressly conferred upon it in the Plan, the Committee shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the discretionary power and authority to interpret and construe the provisions of the Plan, such interpretation to be final and conclusive on all persons claiming benefits under the Plan; to make benefit determinations; and to utilize the correction programs or systems established by the Internal Revenue Service.

8.2  PAYMENT OF ADMINISTRATIVE EXPENSES.

     All expenses incurred in the administration and operation of the Plan, including any taxes, if any, payable by the Company in respect of the Plan shall be paid by the Company.


                             ARTICLE IX

                      CLAIMS REVIEW PROCEDURE

     The Committee shall adopt claims and appeal procedures in accordance with ERISA section 503 and the regulations thereunder.


                              ARTICLE X
            LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
                INCOMPETENT DISTRIBUTEE; CORRECTIONS

10.1  ANTI-ALIENATION CLAUSE.

     No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law and except with respect to debts or liabilities of a Participant to the Company.

10.2  PERMITTED ARRANGEMENTS.

     Section 10.1 shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

10.3  FACILITY OF PAYMENT.

     In the event the Committee determines, on the basis of medical reports or other evidence satisfactory to the Committee, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Committee may direct the disbursement of such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under state law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Plan for the payment of benefits hereunder to such recipient.

10.4 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES.

     The Plan Administrator may require a Participant or Beneficiary to complete and file with the Administrator an application for benefits and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan
Administrator. The Plan Administrator may rely upon all such information so furnished it, including the Participant's or Beneficiary's current mailing address.

     Any communication, statement or notice addressed to a Participant or to a Beneficiary at his last post office address shown on the Company's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. Neither the Company nor the Plan Administrator shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last know address. If the Plan Administrator notifies any Participant or Beneficiary that he is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his location known to the Plan Administrator within three (3) years thereafter, then except as otherwise required by law, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture to the Company.



10.5  UNDERPAYMENT OR OVERPAYMENT OF BENEFITS.

     In the event that, through mistake or computational error, benefits are underpaid or overpaid, there shall be no liability for any more than the correct amount of benefits under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayment may be added to future payments under the Plan.

                             ARTICLE XI
                 AMENDMENT, MERGER AND TERMINATION

11.1  AMENDMENT.

     The Board of Directors shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator shall not be substantially increased without its written consent; and provided further that the amendment shall not reduce any Participant's vested Account, calculated as of the date on which the amendment is adopted. Notwithstanding the preceding sentence, the Board of Directors may make amendments, retroactively if necessary or appropriate to permit the Plan to meet the requirement for exemption from ERISA as described in Article I or to comply with any other applicable law (including, but not limited to section 409A of the Code), as now in effect or hereafter amended or superseded, and the regulations thereunder. The Administrative Committee may make amendments or other modifications to the Plan documents, retroactively if necessary or appropriate, to: (a) permit the Plan and related Plan documents to meet the requirements of section 409A of the Internal Revenue Code or to satisfy any requirements of ERISA or any other applicable law, as now in effect or hereafter amended or superseded, and the regulations thereunder, (b) clarify the Plan documents, (c) provide a uniform benefit structure for eligible employees, and (d) facilitate the Plan's administration or to implement changes in the design of the Plan documents; provided that, such modifications do not significantly increase the cost of the Plan or adversely affects its satisfaction of applicable law;

11.2  MERGER OR CONSOLIDATION OF COMPANY.

     The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

11.3  TERMINATION OF PLAN.

     The Company has the right at any time to terminate this Plan. Any benefits accrued under the Plan prior to such termination shall continue to be subject to the terms, conditions and elections in effect under the Plan when the Plan was terminated; provided, that to the extent permitted by and in accordance with the terms and conditions of section 409A of the Code and the regulations thereunder, benefits shall be paid to all Participants and Beneficiaries on account of termination as soon as permissible and administratively practicable.


                           ARTICLE XII

                       GENERAL PROVISIONS

12.1  LIMITATION ON PARTICIPANTS' RIGHTS.

     Participation in the Plan shall not give any Participant the right to be retained in the Company's employ or any right to any particular benefit or any bonus whatsoever in any particular year. The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company and any Participant, nor shall any of the provisions of the Plan restrict the right of the Company to discharge a Participant from his employment, with or without cause.

12.2  STATUS OF PARTICIPANTS AS UNSECURED CREDITORS.

     No assets of the Company will be segregated from the general assets of the Company for the payment of benefits under this Plan. If the Company acquires any insurance policies or other investments, or establishes a grantor trust, to assist it in meeting its obligations to Participants, those policies or other investments or grantor trust will nonetheless remain part of the general assets of the Company. Participation in this Plan does not make any Participant a shareholder of the Company and for all purposes Participant's shall be treated as general unsecured creditors of the Company.

12.3  INDEMNIFICATION.

     The members and former members of the Administrative Committee shall be indemnified and defended by the Company to the same extent as the trustee of the 401(k) Plan and, in addition, shall: (a) have such rights to indemnification and defense as are provided to them under the Plan documents or by law; (b) have such rights to indemnification and to advancement of expenses by the Corporation as are provided in Article VIII of the Bylaws of the Corporation (it being hereby acknowledged that, for purposes of said Article VIII, such members are serving as, inter alia, agents of an employee benefit plan); and (c) be entitled to the protection and benefits of any liability insurance carried by the Company on their behalf;



12.4  UNIFORM ADMINISTRATION.

     Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated.

12.5  HEIRS AND SUCCESSORS.

     All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

     To signify its adoption of this Plan document, the Company has caused this Plan document to be executed by a duly authorized officer of the Company on this 28th day of October, 2005, to be effective as of October 31, 2005.

                              GIANT INDUSTRIES, INC.


                              By:  /s/ NATALIE R. DOPP
                                 ---------------------------------
                              Its: Vice President, Human Resources